                                                                  Exhibit G - 10
                                                                  Page 1 of 3

         AMERICAN ELECTRIC POWER COMPANY, INC. AND SUBSIDIARY COMPANIES
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        Twelve Months Ended June 30, 1998
                    (in millions - except per share amounts)

                                                      AEP                  CSW              Pro Forma          Pro Forma
                                                 (As Reported)      (As Reclassified)      Adjustments         Combined
                                                 -------------      -----------------      -----------         --------
OPERATING REVENUES:
   U.S. Electric                                    $  8,195             $  3,387                              $ 11,582
   United Kingdom                                         --                1,882                                 1,882
                                                    --------             --------                              --------

     TOTAL OPERATING REVENUES                          8,195                5,269                                13,464
                                                    --------             --------                              --------

OPERATING EXPENSES:
   Fuel                                                1,701                1,206                                 2,907
   Purchased Power                                     2,393                   93                                 2,486
   United Kingdom Cost of Sales                           --                1,295                                 1,295
   Other Operation                                     1,227                  837                                 2,064
   Maintenance                                           505                  153                                   658
   Depreciation and Amortization                         576                  498                                 1,074
   Taxes Other Than Federal Income Taxes                 488                  259                                   747
   Federal Income Taxes                                  331                  118                                   449
                                                    --------             --------                              --------

     TOTAL OPERATING EXPENSES                          7,221                4,459                                11,680
                                                    --------             --------                              --------

OPERATING INCOME                                         974                  810                                 1,784

NONOPERATING INCOME                                       50                   46                                    96
                                                    --------             --------                              --------

INCOME BEFORE INTEREST CHARGES AND
   PREFERRED DIVIDENDS                                 1,024                  856                                 1,880

INTEREST CHARGES                                         418                  460                                   878

PREFERRED STOCK DIVIDEND
   REQUIREMENTS OF SUBSIDIARIES                           11                    9                                    20

LOSS ON REACQUIRED PREFERRED STOCK
   OF SUBSIDIARIES                                        --                    1                                     1
                                                    --------             --------                              --------

INCOME BEFORE EXTRAORDINARY ITEM                         595                  386                                   981

EXTRAORDINARY LOSS - U.K. WINDFALL TAX                  (109)                (176)                                 (285)
                                                    --------             --------             ------           --------

NET INCOME                                          $    486             $    210             $  --            $    696
                                                    ========             ========             ======           ========

Average Number of Shares Outstanding                   189.9                212.3             (84.9)              317.3
                                                    ========             ========             ======           ========

EARNINGS PER SHARE (basic and diluted):
    Before Extraordinary Item                       $   3.14             $   1.82                              $   3.09
    Extraordinary Loss                                 (0.58)               (0.83)                                (0.90)
                                                    --------             --------                              --------
EARNINGS PER SHARE                                  $   2.56             $   0.99                              $   2.19
                                                    ========             ========                              ========

The Pro Forma adjustments to these Unaudited Pro Forma Combined Condensed Financial Statements are shown on page 3.

                                                                  Exhibit G - 10
                                                                  Page 2 of 3

                       CENTRAL AND SOUTH WEST CORPORATION
       UNAUDITED RECLASSIFYING CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        Twelve Months Ended June 30, 1998
                    (in millions - except per share amounts)

                                                            CSW                   CSW                    CSW
                                                       (As Reported)     (Reclassifying Entries)  (As Reclassified)
                                                       -------------     -----------------------  -----------------
OPERATING REVENUES:
   U.S. Electric                                          $ 3,387                                      $ 3,387
   United Kingdom                                           1,882                                        1,882
   Other Diversified                                          138             $  (138)(A)                   --
                                                          -------             -------                  -------

     TOTAL OPERATING REVENUES                               5,407                (138)                   5,269
                                                          -------             -------                  -------

OPERATING EXPENSES:
   U.S. Electric Fuel                                       1,206                                        1,206
   U.S. Electric Purchased Power                               93                                           93
   United Kingdom Cost of Sales                             1,295                                        1,295
   Other Operation                                            961                (124)(A,B)                837
   Maintenance                                                153                                          153
   Depreciation and Amortization                              507                  (9)(A)                  498
   Taxes Other Than Federal Income Taxes                      202                  57 (A,C)                259
   Federal Income Taxes                                       175                 (57)(A,C)                118
                                                          -------             -------                  -------

     TOTAL OPERATING EXPENSES                               4,592                (133)                   4,459
                                                          -------             -------                  -------

OPERATING INCOME                                              815                  (5)                     810

NONOPERATING INCOME                                            44                   2 (A,B)                 46
                                                          -------             -------                  -------

INCOME BEFORE INTEREST CHARGES                                859                  (3)                     856
                                                          -------             -------                  -------

INTEREST CHARGES:
   Interest on Long-term Debt                                 326                                          326
   Distributions on Trust Preferred Securities                 26                                           26
   Interest on Short-term Debt and Other                      111                  (3)(B)                  108
                                                          -------             -------                  -------

    TOTAL INTEREST CHARGES                                    463                  (3)                     460
                                                                              --------

PREFERRED STOCK DIVIDEND REQUIREMENTS
     OF SUBSIDIARIES                                            9                                            9

LOSS ON REACQUIRED PREFERRED STOCK                              1                                            1
                                                          -------             -------                  -------

INCOME BEFORE EXTRAORDINARY ITEM                              386                  --                      386

EXTRAORDINARY LOSS - U.K. WINDFALL TAX                       (176)                                        (176)
                                                          -------             -------                  -------

NET INCOME FOR COMMON STOCK                               $   210             $    --                  $   210
                                                          =======             =======                  =======

Average Number of Shares Outstanding                        212.3                                        212.3
                                                          =======                                      =======
EARNINGS PER SHARE:
   Before Extraordinary Item                              $  1.82                                      $  1.82
   Extraordinary Loss                                       (0.83)                                       (0.83)
                                                          -------                                      -------
EARNINGS PER SHARE                                        $  0.99                                      $  0.99
                                                          =======                                      =======

The reclassifying entries to these Unaudited Pro Forma Combined Condensed Financial Statements are shown on page 3.

                                                                  Exhibit G - 10
                                                                  Page 3 of 3

                       CENTRAL AND SOUTH WEST CORPORATION
                              RECLASSIFYING ENTRIES

The CSW unaudited reclassifying condensed consolidated statement of income reflects the reclassifying entries necessary to adjust CSW's consolidated statement of income presentation to be consistent with the presentation expected to be used by AEP after the Merger is completed. The following describes such reclassifying entries:

STATEMENT OF INCOME RECLASSIFYING ENTRIES FOR THE TWELVE MONTHS ENDED JUNE 30, 1998

(A) To reclassify other diversified income and expenses to nonoperating income.

                                                             Debit       Credit
                                                               (in millions)

    Operating Revenues - Other Diversified                   $138
    Operating Expenses - Federal Income Taxes                   3
           Operating Expenses:
              Other Operation                                             $124
              Depreciation and Amortization                                  9
              Taxes Other Than Federal Income Taxes                          3
           Nonoperating Income                                               5

(B) To reclassify nuclear decommissioning trust interest income and interest expense.

    Other Operation                                             3
    Nonoperating Income                                         3
           Other Operation                                                   3
           Interest on Short-term Debt and Other                             3

(C) To reclassify state and United Kingdom income taxes.

    Operating Expenses:
           Taxes Other Than Federal Income Taxes               60
             Federal Income Taxes                                          60